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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 12, 2006

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                            IMAGE ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                 000-11071              84-0685613
 (State or other jurisdiction     (Commission           (I.R.S. Employer
      of incorporation)           File Number)        Identification Number)


         20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
          (Address of principal executive offices, including zip code)

                                 (818) 407-9100
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.23e-4(c))


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Item 7.01  Regulation FD Disclosure

         On June 12, 2006, Image Entertainment, Inc. (the "Company") referred to the June 5, 2006 Delaware Court of Chancery ruling that Image's Board of Directors will become classified at its next annual meeting. Under the Court's ruling, all six of Image's Board seats will be up for election at the upcoming annual stockholders' meeting scheduled for October 10, 2006.

         Image noted that in September 2005 the Board of Directors of the Company appointed a Special Committee made up of independent directors to explore all potential strategic opportunities in an effort to maximize Image stockholder value. Thereafter, Image, in April 2006, engaged Lazard as its sole financial advisor to assist in that effort.

         The Company does not intend to provide ongoing disclosure with respect to the exploration of strategic alternatives or the progress of the Special Committee's process.

         Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


Item 9.01. Financial Statements and Exhibits

     (a)     Exhibits.

           Exhibit Number                    Exhibit Description
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              99.1                     Press release dated June 12, 2006



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 IMAGE ENTERTAINMENT, INC.


Dated: June 12, 2006                         By: /s/ DENNIS HOHN CHO
                                                 -------------------------------
                                                 Name:   Dennis Hohn Cho
                                                 Title:  Corporate Secretary